EXHIBIT 17
                                 FORM OF PROXY


                                 IVY CANADA FUND

                                   A Series of

                                    IVY FUND

                           PROXY SOLICITED BY TRUSTEES

         The undersigned, having received Notice of the February 26, 1999 Special Meeting of Shareholders of Ivy Canada Fund (the "Fund"), a series of Ivy Fund (the "Trust"), and the related Proxy Statement/Prospectus, hereby appoints
C. William Ferris, Keith J. Carlson, and Deborah P. Mason, and each of them, as proxies, with full power of substitution and revocation, to represent the undersigned and to vote all shares of the Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held on February 26, 1999 and any adjournments thereof.

PLEASE INDICATE VOTE ON REVERSE SIDE OF CARD.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN FAVOR OF ITEM 1.



                           Dated: __________________, 1999


                           Please  sign  name or  names as
                           appearing  on proxy.  If signing
                           as a representative, please include
                           capacity.



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Please indicate by filling in the appropriate box below, as shown, using blue or black ink or dark pencil, do not use red ink.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN FAVOR OF ITEM 1.



                                          FOR         AGAINST          ABSTAIN
1.   Approval of the Agreement
     and Plan of Reorganization
     between the Trust, on behalf
     of the  Fund, and the Trust,
     on  behalf  of Ivy  Global          _____         _____           _____
     Natural Resources Fund, as
     set forth in the Proxy
     Statement/Prospectus.

2.   In the  discretion of the
     proxies, on any other matters       _____         _____           _____
     that may properly come before
     the meeting.


As to matters set forth in item 1 above, this proxy will be voted in accordance with the specifications of the shareholder.



             PLEASE DO NOT FORGET TO SIGN THE REVERSE SIDE OF CARD.